Exhibit 99.2

For further information, contact:

Danial J. Tierney, Executive Vice President

Office:  (503) 257-8766, Ext. 279

Fax:  (800) 754-6187 / E-mail:  dantierney@trm.com

TRM Corporation Traded on NASDAQ National Market

Portland, Oregon: 12 July 2004 — TRM Corporation (NASDAQ:  TRMM) has received approval from the NASDAQ Stock Market for its Common Stock to be traded on the National Market rather than the SmallCap Market, where it has traded since September 30, 2002.  The move to the National Market will be effective as of the open of regular trading on July 13, 2004 and shares will continue to trade under the symbol TRMM.

TRM Corporation is a consumer services company that has provided convenience banking (ATM) and photocopying services for more than 20 years.  TRM’s customer base has grown to over 25,000 locations worldwide, including over 3,000 locations in Canada and 5,000 locations in the United Kingdom.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for the Company’s services; access to capital; maintaining satisfactory relationships with the Company’s banking partners; technological change; the ability of the Company to control costs and expenses; competition and the Company’s ability to successfully implement its planned growth.  Additional information on these factors, which could affect the Company’s financial results, is included in its Securities and Exchange Commission filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement.  Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.